                                                                     EXHIBIT 5.1


INTERNAL REVENUE SERVICE                             DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
P.O. BOX 2350, ROOM 5127
LOS ANGELES, CA 90053

DATE: NOVEMBER 20, 1992                         Employer Identification Number:
                                                     95-3520374

PLUMAS BANK                                     File Folder Number:
C/O GORDON FRASER                                    68000293
P.O. BOX 1526                                   Person to Contact:
CHICO, CA 95927                                      JAMES OHLSEN
                                                Contact Telephone Number:
                                                     (213) 894-6641
                                                Plan Name:
                                                     PLUMAS BANK
                                                     401 PROFIT SHARING PLAN
                                                Plan Number:   001

Dear Applicant:

         We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

         Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

         The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

         This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

         This determination letter is applicable for the amendment(s) adopted on 07/15/92.

         This letter is based upon the certification and demonstrations you submitted pursuant to Revenue Procedure 91-66. Therefore, the certification and demonstrations are considered an integral part of this letter. Accordingly, YOU MUST KEEP A COPY OF THESE DOCUMENTS AS A PERMANENT RECORD OR YOU WILL NOT BE ABLE TO RELY ON THE ISSUES DESCRIBED IN REVENUE PROCEDURE 91-66.

         We have sent a copy of this letter to your representation as indicated in the power of attorney.